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IN WASHINGTON, D.C.       SULLIVAN & WORCESTER LLP         IN NEW YORK CITY
1666 K STREET, N.W.        ONE POST OFFICE SQUARE    1290 Avenue of the Americas
WASHINGTON, D.C. 20006  BOSTON, MASSACHUSETTS 02109   NEW YORK, NEW YORK 10104
(202) 775-1200                (617) 338-2800                (212) 660-3000
FAX NO. 202-293-2275       FAX NO. 617-338-2880         FAX NO. 212-660-3001



                                                  January 28, 2004

Prudential Investments LLC
Three Gateway Center
Newark, New Jersey 07102-4077

     Re:   Dryden Government Securities Trust

Ladies and Gentlemen:

     Please refer to our opinion letter to you of March 25, 1999, concerning certain matters of Massachusetts law relating to the organization and shares of Dryden Government Securities Trust, a trust with transferable shares under Massachusetts law (the "TRUST"). At your request, we hereby confirm the opinions stated in that letter, as of the date thereof, and consent to the Trust's filing a copy of that letter as an exhibit to Post-Effective Amendment No. 36 to the Trust's Registration Statement on Form N-1A, Registration No. 2-74139, pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Amendment No. 37 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-3264, relating to the several series and classes of shares of beneficial interest, $.01 par value, of the Trust (the "SHARES"). In so consenting, we do not concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

     Please note that our confirmation of the opinions set forth in our letter of March 25, 1999, relates to the Trust and its shares as they then existed, and is based solely on the state of facts prevailing at that time. We have conducted no further investigation of those facts, as they may have changed since March 25, 1999, and our opinions, as so confirmed, should not be understood as relating to the status of the Trust and its shares at the present time.

                                                  Very truly yours,

                                                  /s/ Sullivan & Worcester LLP

                                                  SULLIVAN & WORCESTER LLP